Exhibit 1a



                    Form of Proposal for Purchase of
                [First Mortgage Bonds] [Unsecured Notes]
                                   of
                     Atlantic City Electric Company


ATLANTIC CITY ELECTRIC COMPANY
c/o SIMPSON THACHER & BARTLETT
425 Lexington Avenue
New York, N.Y.  10017

Dear Sirs:

          Referring to the Terms and Conditions (the Terms) Relating to Proposals for the Purchase of [First Mortgage Bonds] [Unsecured Notes] (the Securities) of Atlantic City Electric Company (the Company), the several persons, firms and corporations named and to be named in Exhibit I to the Purchase Contract attached hereto as Exhibit A (the Bidders) submit herewith the following proposal for the purchase of the
Securities:

          1. We have been advised by the Company that (i) the principal amount of the Securities to be purchased from the Company shall be $_____ and (ii) the maturity date of the Securities is __________.

          2. The interest rate of the Securities shall be ___% per annum.

          3. The price to be paid to the Company for the Securities shall be _____% (which shall be not less than 98% or more than 102%) of the principal amount thereof, plus accrued interest from the first day of the calendar month during which the Securities are to be issued to the date of payment and delivery.

          4. If the Company indicates that it proposes to accept this proposal, the Bidders (acting through the Representative) will, prior to the completion by the Company of the form of acceptance set forth below, supply to the Company, for attachment as Exhibit I to the Purchase Contract attached hereto as Exhibit A, the names of the Bidders not already set forth in Exhibit I and the respective principal amounts of Securities to be purchased severally by such Bidders, such principal amounts aggregating the principal amount of Securities to be purchased hereunder.

          5. In consideration of the agreements of the Company set forth in the Terms, each of the Bidders agrees (a) that the offer of such Bidder included in this proposal shall be irrevocable until two and one-half hours after the time designated by the Company pursuant to the Terms for the submission of proposals, unless sooner rejected by the Company, and (b) if this proposal is accepted, the Purchase Contract attached hereto as Exhibit A shall thereupon become effective without any execution thereof other than the signing by the Company of a duplicate or reproduction copy of this proposal and all rights of the Company and of the Bidders shall be determined solely in accordance with the terms of said Purchase Contract, subject, however, to such modifications therein as may be necessary and as are contemplated by the Terms.

          6. The Representative represents and warrants that it has all necessary power and authority to act for each of the Bidders in respect of the matters referred to in this proposal.

          7. This proposal may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

Dated:                             Very truly yours,



                                   By


                                   By

                                   On behalf of and as
                                   Representative of the persons,
                                   firms and corporations named
                                   and to be named in Exhibit I
                                   to the Purchase Contract.

                                   Address



Accepted:

ATLANTIC CITY ELECTRIC COMPANY

By
        Authorized Officer

                                                                  EXHIBIT A


                     ATLANTIC CITY ELECTRIC COMPANY
                            PURCHASE CONTRACT


          AGREEMENT made between ATLANTIC CITY ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of New Jersey (the Company), and the several persons, firms and corporations (the Purchasers) named in Exhibit I hereto.

                                WITNESSETH:

          [WHEREAS, the Company proposes to issue and sell its First Mortgage Bonds to be in the aggregate principal amount, and to have the term, maturity and interest rate specified in the attached Form of Proposal (the Securities), to be issued under the Mortgage and Deed of Trust, dated January 15, 1937, as supplemented and amended and as to be supplemented (the Mortgage); and]

          [WHEREAS, the Company proposes to issue and sell its Unsecured Notes to be in the aggregate principal amount, and to have the term, maturity and interest rate specified in the attached Form of Proposal (the Securities), to be issued under the Indenture dated as of March 1, 1997 (the Indenture); and]

          WHEREAS, the Purchasers have designated the person or persons signing the Form of Proposal (the Representative) to execute the Form of Proposal on behalf of the respective
Purchasers and to act for the respective Purchasers in the manner provided in this agreement; and

          WHEREAS, the Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933 (the
Act), with the Securities and Exchange Commission (the Commission), registration statements and prospectus relating to the Securities and such registration statements have become effective; such registration statements, as the same may have been amended to the date hereof, being herein called the Registration Statements, and the prospectus included in the Registration Statements, as it may be last amended or supplemented prior to the effectiveness of this agreement, but excluding any amendment or supplement relating solely to securities other than the Securities, being herein called the Basic Prospectus; and

          WHEREAS, the Basic Prospectus is to be supplemented by a prospectus supplement containing certain information provided by the Representative relating to the Purchasers and the price and terms of any public offering of the Securities, to be filed or transmitted for filing with the Commission in accordance with Rule 424(b) under the Act, the Basic Prospectus, as so supplemented, being herein called the Prospectus. As used herein, the Registration Statements, the Basic Prospectus and the Prospectus shall include, in each case, the documents incorporated by reference therein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties as follows:

          1. Purchase and Sale: Upon the basis of the warranties and representations and on the terms and subject to the conditions herein set forth, the Company agrees to sell to the respective Purchasers named in Exhibit I hereto, severally and not jointly, and the respective Purchasers, severally and not jointly, agree to purchase from the Company, at the price specified in paragraph 3 of the Form of Proposal, the respective principal amounts of Securities set opposite their names in
Exhibit I hereto, together aggregating all of the Securities.
The respective Purchasers further agree, severally and not jointly, to offer the Securities to the public at the initial public offering price furnished to the Company by or on behalf of the respective Purchasers upon the acceptance by the Company of the attached Form of Proposal, unless the Purchasers shall have specified at such time that they do not intend to make a public offering of the Securities.

          2. Payment and Delivery: Payment for the Securities shall be made to the Company or its order by certified or bank check or checks, as requested by the Company, payable in Federal Reserve funds, or by written evidence satisfactory to the Company confirming receipt of funds by wire transfer in immediately available funds, at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, N.Y. 10017 (or at such other place as may be agreed upon by the Representative and the Company) upon delivery of the Securities to the Representative for the respective accounts of the Purchasers against receipt therefor. Such payment and delivery shall be made at 10:00 A.M., New York Time, on _______ (or on such later business day as may be agreed upon by the Company and the Representative), unless postponed in accordance with the provisions of Section 8 hereof. The day and time at which payment and delivery are to be made is herein called the Time of Purchase.

          Delivery of the Securities shall be made in fully registered form registered in the name of CEDE & CO. to the offices of The Depository Trust Company (DTC) in New York, New York. The Securities so delivered will be in form acceptable for deposit with DTC and will be available for inspection by the Representative at a place suitable therefor at least 20 hours prior to the Time of Purchase.

          3. Conditions of Purchasers' Obligations: The several obligations of the Purchasers hereunder are subject to the accuracy of the warranties and representations on the part of the Company and to the following other conditions:

               (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the Securities shall be satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, of counsel to the Purchasers.

               (b)  That, at the Time of Purchase, the
     Representative shall be furnished with the following opinions, dated the day of the Time of Purchase, with conformed copies of signed counterparts thereof for each of the other Purchasers, with such changes therein as may be agreed upon by the Company and the Representative with the approval of Winthrop, Stimson, Putnam & Roberts, of counsel to the Purchasers:

               (1) Opinions of Simpson Thacher & Bartlett, of New York, N.Y., and James E. Franklin II, Esq., of Egg Harbor Township, New Jersey, of counsel to the Company, substantially in the form heretofore made available to the Purchasers as provided in paragraph 2 of the Terms referred to in the Form of Proposal.

               (2) Opinion of Winthrop, Stimson, Putnam &
          Roberts, of counsel to the Purchasers, substantially in the form heretofore made available to the Purchasers as provided in paragraph 2 of the Terms referred to in the Form of Proposal.

               (c) That the Representative shall have received a letter from Deloitte & Touche LLP in form and substance satisfactory to the Representative, on and dated as of the day of the Time of Purchase, (i) confirming that they are independent auditors within the meaning of the Act and the applicable published rules, and regulations of the Commission thereunder, (ii) stating that in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statements complied as to form in all material respects with the applicable accounting requirements of the Commission, including applicable published rules and regulations of the Commission, and (iii) covering as of a date not more than five business days prior to the day of the Time of Purchase such other matters as the Representative reasonably requests.

               (d)  That no amendment to the Registration
     Statements or the Prospectus of the Company (other than the prospectus amendments, prospectuses or prospectus supplements relating solely to securities other than the Securities) and no document which would be deemed incorporated in the Prospectus by reference filed subsequent to the effectiveness of this agreement and prior to the Time of Purchase shall contain material information substantially different from that contained in or contemplated by the Registration Statements as amended prior to the effectiveness of this agreement or in the Basic Prospectus which is unsatisfactory in substance to the Representative or unsatisfactory in form to Winthrop, Stimson, Putnam & Roberts, of counsel to the Purchasers.

          (e) That, at or before 8 P.M. New York Time on the first full business day after the effective date of this agreement, or at such later time and day as the Representative may from time to time consent to in writing or by telegram confirmed in writing, appropriate order or orders of the Board of Public Utilities, State of New Jersey, necessary to permit the sale of the Securities to the Purchasers, shall be in effect; and that, prior to the Time of Purchase, no stop order with respect to the effectiveness of either of the Registration Statements shall have been issued under the Act by the Commission or proceedings therefor initiated.

          (f) That, at the Time of Purchase, there shall have been no change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus) except changes arising from transactions in the ordinary course of business, none of which has had a material adverse effect on the business, properties or financial condition of the Company, and that the Company shall, at the Time of Purchase, have delivered to the Representative a certificate of an executive officer of the Company to the effect that, to the best of his knowledge, information and belief, there has been no such change; provided that the sale by the Company of, or its failure to sell, any securities other than the Securities, shall not be such a change.

          (g) That the Company shall have performed such of its obligations under this agreement as are to be performed at or before the Time of Purchase by the terms hereof.

          If any of the conditions specified in this Section 3 shall not have been fulfilled, the Purchase Contract may be terminated by the Representative with the consent of Purchasers, who may include the Representative, which have agreed to purchase in the aggregate 50% or more of the principal amount of the Securities upon notice thereof to the Company, by telephone, confirmed in writing, any such termination shall have the effects provided in Section 9 hereof.

          4. Conditions of Company's Obligations: The obligations of the Company to sell and deliver the Securities are subject to the accuracy of the warranties and representations on the part of each of the Purchasers and to the conditions specified in subsections (e) and (f) of Section 3 hereof.

          If any of the conditions specified in this Section 4 shall not have been fulfilled, this agreement may be terminated by the Company upon notice thereof to the Representative, by telephone, confirmed in writing. Any such termination shall have the effects provided in Section 9 hereof.

          5. Certain Covenants of the Company: In further consideration of the agreements of the Purchasers herein contained, the Company covenants as follows:

          (a) As soon as practicable after the effectiveness of this agreement, to file the Prospectus with the Commission pursuant to Rule 424(b) under the Act.

          (b) As soon as the Company is advised thereof, to advise the Representative and confirm the advice in writing of any request made by the Commission for amendments to either of the Registration Statements or Prospectus or for additional information with respect thereto or of the entry of a stop order suspending the effectiveness of either of the Registration Statements or of the initiation or threat of any proceedings for that purpose and, if such a stop order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof.

          (c) To deliver to the Purchasers, without charge, as soon as practicable, and from time to time thereafter during such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424(b) as they are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto other than supplements or amendments relating solely to securities other than the Securities) as the Representative may reasonably request; and in case any Purchaser is required to deliver a Prospectus after the expiration of nine months after the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act, to furnish to the Representative, upon request, at the expense of such Purchaser, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.

          (d) To furnish the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statements as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) for distribution of one to each of the Purchasers.

          (e) In the event that the Purchasers constitute "underwriters" within the meaning of Section 2(11) of the Act, then for such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Act as they are required by law to deliver a prospectus, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, forthwith to prepare and furnish, at its own expense, to the Purchasers and to dealers (whose names and addresses are furnished to the Company by the Representative) to whom Securities may have been sold by the Representative on behalf of the Purchasers and, upon request, to any other dealers making such request, copies of such amendments or supplements to the Prospectus.

          (f) To make generally available to the Company's security holders, as soon as practicable, an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (g) To use its best efforts to qualify the Securities for offer and sale under the securities or "blue sky" laws of such Jurisdictions as the Representative may designate within three months after the date hereof and itself to pay or to reimburse the Purchasers and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $3,500 in the aggregate (including filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (h) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Purchasers) in connection with the issuance and delivery of the Securities except that the Company shall be required to pay the fees and disbursements (other than disbursements referred to in paragraph (g) of this Section 5) of Winthrop, Stimson, Putnam & Roberts, of counsel to the Purchasers, only in the events provided in paragraph (i) of this Section 5, the Purchasers hereby agreeing to pay such fees and disbursements in any other event.

          (i) If the Purchasers shall not take up and pay for the Securities due to the failure of the company to comply with any of the conditions specified in
               Section 3 hereof, or, if this agreement shall be terminated in accordance with the provisions of
               Section 3, 8 or 9 hereof, to pay the fees and disbursements of Winthrop, Stimson, Putnam & Roberts, of counsel to the Purchasers.

          6.   Warranties of and Indemnity by the Company:

          (a) The Company warrants and represents to each of the Purchasers that when the Registration Statements became effective, the Registration Statements complied, or were deemed to comply, with the applicable provisions of the Act and the published rules and regulations of the Commission, and on the date the latest Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading, and the Prospectus, as it may be amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Purchaser with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Purchaser expressly for use therein, or to any statements in or omissions from the part of the Registration Statements that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939 of any indenture trustee under an indenture of the Company.

          (b) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any such Purchaser within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Purchasers and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, in so far as such losses, claims, damages, liabilities or actions arise out of or are based upon any alleged untrue statement of a material fact contained in the Basic Prospectus (if used prior to the effective date of this agreement), or in either Registration Statement, or in the Prospectus, or if the Company shall furnish or cause to be furnished to the Purchasers any amendments or any supplements thereto, or shall make any filings pursuant to Sections 13, 14 or 15 of the Securities Exchange Act of 1934, as amended, which are incorporated therein by reference, in the Prospectus as so amended or supplemented, other than amendments or supplements relating solely to securities other than the Securities (provided that if such Prospectus or such Prospectus, as amended or supplemented, is used after the period of time referred to in
Section 5(e) hereof, it shall contain such amendments or supplements as the Company deems necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except in so far as such losses, claims, damages, liabilities or actions arise out of or are based upon any such alleged untrue statement or omission which was made in either Registration Statement or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Purchaser expressly for use therein, or to any statements in or omissions from the part of either Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939 of any indenture trustee under an indenture of the Company, and except that this indemnity shall not inure to the benefit of any Purchaser (or any person controlling such Purchaser) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Securities to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference) had not been sent or given by or on behalf of such Purchaser to such person with or prior to the written confirmation of the sale involved. Each purchaser agrees within ten days after the receipt by it of notice of the commencement of any action in respect to which indemnity, from the Company on account of its agreement contained in this Section 6(b) may be sought by it, or by any person controlling it, to notify the Company in writing of the commencement thereof, but the omission of such Purchaser so to notify the Company of any such action shall not release the Company from any liability which it may have to such Purchaser or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6(b). In case any such action shall be brought against any Purchaser or any such person controlling such Purchaser and such Purchaser shall notify the Company of the commencement thereof, as above provided, the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct) the defense thereof at its own expense. In case the Company elects to direct such defense and select such counsel, any Purchaser or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Purchaser or controlling person unless the Company has agreed in writing to pay such fees and expenses. The Company shall not be liable in the event of any settlement of any such action effected without its consent.

          (c)  If the Purchasers or person entitled to
indemnification by the terms of Section 6 hereof shall have given notice to the Company of a claim in respect thereof pursuant to
Section 6, and if such claim for indemnification is thereafter held by a court unavailable for any reason other than by reason of the terms of this agreement or if such claim is unavailable under controlling precedent, the Purchasers or such person shall be entitled to contribution from the Company to the liabilities and expenses for which the Purchasers or such person would have been indemnified pursuant to Section 6, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the Purchaser or such person is entitled, there shall be considered the relative benefits received by the Purchasers and the Company from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the Purchasers' or such person's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and each Purchaser agree that it would not be equitable if the amount of contribution pursuant to this Section 6(c) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above on this Section 6(c).

          The Company's indemnity agreement contained in Section 6(b) hereof, and its covenants, warranties and representations contained in this agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securities hereunder.

          7.   Warranties of and Indemnity by Purchasers:

          (a) Each Purchaser warrants and represents that the information furnished to the Company through the Representative for use in the Registration Statements and Prospectus will be correct as to such Purchaser.

          (b) Each Purchaser agrees, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, its directors and such of its officers as shall have signed the Registration Statements, each other Purchaser, and each person, if any, who controls the Company or any such other Purchaser within the meaning of Section 15 of the Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 6(b) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statements, or in the Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, such Purchaser expressly for use therein.

          (c) Each Purchaser warrants and represents that it may lawfully purchase from the Company the Securities which it has agreed to purchase.

          The indemnity agreement on the part of each Purchaser contained in Section 7(b) hereof, and the warranties and representations of such Purchaser contained in this agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or other person, and shall survive the delivery of and payment for the Securities hereunder.

          8. Substitution of Purchasers: If any Purchaser under this agreement shall fail or refuse (whether for some reason sufficient to justify its termination of its obligations to purchase or otherwise) to purchase the Securities which it had agreed to purchase, the Company shall immediately notify the Representative, and the Representative may, within 24 hours of receipt of such notice, procure some other responsible party or parties satisfactory to the Company, to purchase or agree to purchase such Securities on the terms herein set forth, and, if the Representative shall fail to procure a satisfactory party or parties to purchase or agree to purchase such Securities on such terms within such period after the receipt of such notice, then the Company shall be entitled to an additional period of 24 hours within which to procure another party or parties to purchase or agree to purchase such Securities on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Time of Purchase for a period not to exceed five full business days from the date determined as provided in Section 2 hereof, in order that the necessary changes in the Registration Statements and Prospectus and any other documents and arrangements may be effected. If the Representative and the Company shall fail to procure a satisfactory party or parties, as above provided, to purchase or agree to purchase such Securities, then this agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Purchaser (except to the extent, if any, provided in Section 5(i) hereof), nor shall any Purchaser (other than a Purchaser who shall have failed or refused to purchase Securities without some reason sufficient to justify, in accordance with the terms hereof, its termination of its obligations hereunder) be under any liability to the Company.

          Nothing herein contained shall release any defaulting
Purchaser from its liability to the Company, for damages occasioned by its default hereunder.

          9. Termination of Agreement: This agreement may be terminated at any time prior to the Time of Purchase by the Representative with the consent of Purchasers (including the Representative) who have agreed to purchase in the aggregate 50% principal amount or more of the Securities if prior to such time trading in securities on the New York Stock Exchange shall have been generally suspended or minimum prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange, or if a general banking moratorium shall have been declared by Federal or New York State authorities. If the Representative elects to terminate this agreement, as provided in this Section 9, the Representative will promptly notify each other Purchaser and the Company by telephone, confirmed in writing.

          If this agreement shall not be carried out by any Purchaser for any reason permitted hereunder, or if the sale of the Securities to the Purchasers as herein contemplated shall not be carried out because the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this agreement and shall not be liable to any Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this agreement (except that the Company shall remain liable to the extent provided in Section 5(i) hereof) and the Purchasers shall be under no liability to the Company nor be under any liability under this agreement to one another.

          10. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telegram to the following addresses: if to the Purchasers or the Representative, to the Representative at the address designated in the Form of Proposal and, if to the Company, to Atlantic City Electric Company, 6801 Black Horse Pike, Egg Harbor Township, New Jersey 08234, attention of L.M. Walters, Vice President.

          11. Miscellaneous: The validity and interpretation of this agreement shall be governed by the laws of the State of New York. The agreement herein set forth has been made solely for the benefit of the Purchasers, and the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statements), and the controlling persons, if any, referred to in Sections 6 and 7 hereof, and their respective successors, assigns, executors and administrators, and, except as expressly otherwise provided in Section 8 hereof, no other person shall acquire or have any right under or by virtue of this agreement.

          12. Definition of Certain Terms: If there be two or more persons, firms or corporations named in Exhibit I hereto, the term "Purchasers", as used herein, shall be deemed to mean the several persons, firms or corporations, so named (including the Representative herein mentioned, if so named), or, if not so named, the signers of the proposal to which this Purchase Contract is attached as Exhibit A, and the term "Representative", as used herein, shall be deemed to mean the representative or representatives designated by, or in the manner authorized by, the Purchasers. All obligations of the Purchasers hereunder are several and not joint. If there shall be only one person, firm or corporation named in Exhibit I hereto, the term "Purchasers" and the term "Representative", as used herein, shall mean such person, firm or corporation. The term "successors" as used in this agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the respective Purchasers.

          13. Applicable Law: This agreement will be governed and construed in accordance with the laws of the State of New
York.

                                 EXHIBIT I




                                   Name
Principal
Amount of
Securities



$



___________


Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
$